Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Parallel Petroleum Corporation
Midland, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-57348, No. 333-34617, No. 333-669380 and No. 333-117533) of Parallel Petroleum Corporation of our reports dated February 27, 2007, relating to the consolidated financial statements and the effectiveness of Parallel Petroleum Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K/A.
/s/ BDO Seidman, LLP
Houston, Texas
July 11, 2007